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                                                                   EXHIBIT 10.14

                             MEADE INSTRUMENTS CORP.

                    EMPLOYEE STOCK OWNERSHIP TRUST AGREEMENT





         THIS AGREEMENT, by and between MEADE INSTRUMENTS CORP. (a California corporation), hereinafter referred to as the "Company," and WELLS FARGO BANK, N.A., hereinafter referred to as the "Trustee," to be effective as of March 1, 1996.

                                   WITNESSETH:

         WHEREAS, it is the policy of the Company to so finance and conduct its operations as to enable its Employees to acquire stock ownership interests in the Company; and

         WHEREAS, the Company has adopted the MEADE INSTRUMENTS CORP. EMPLOYEE STOCK OWNERSHIP PLAN, hereinafter referred to as the "Plan," as a qualified employee plan under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, effective as of March 1, 1996; and

         WHEREAS, the Trustee has been designated by the Company to serve as trustee under the Plan and has agreed to so serve;

         NOW, THEREFORE, the parties hereto do hereby establish the MEADE INSTRUMENTS CORP. EMPLOYEE STOCK OWNERSHIP TRUST and agree that the following shall constitute the Trust Agreement:
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         A. The Trust Assets. Employer Contributions shall be paid to the
Trustee from time to time in accordance with the provisions of the Plan. All Employer Contributions and all investments thereof, together with all accumulations, accruals, earnings and income with respect thereto, shall be held by the Trustee in trust hereunder as the Trust Assets. Except as otherwise provided in Paragraph B(6) of this Agreement, the Trust Assets shall be invested by the Trustee as directed by the Committee (appointed by the Company to administer the Plan) pursuant to the terms of the Plan and this Trust Agreement. The Trustee shall not be responsible for the maintaining of the records of Participants' Accounts under the Plan, for the administration of the Plan or for the computation of, or collection of, Employer Contributions. The Trustee shall hold, invest, reinvest, manage, administer and distribute the Trust Assets, as directed by the Committee and as provided herein and under the Plan, for the exclusive benefit of Participants (and their Beneficiaries).

         B.       Investment of Trust Assets.

                  (1) As directed by the Committee (except as otherwise provided in Paragraph B(6) of this Agreement), the Trustee shall invest and reinvest the Trust Assets primarily (or exclusively) in Company Stock, in accordance with the terms of the Plan and this Agreement. The Trustee may invest and hold up to 100% of the Trust Assets in Company Stock, if so directed by the Committee.


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              (2) As directed by the Committee, the Trustee may also place Trust
Assets in various deposit accounts offered by any bank (including the Trustee) or savings and loan association, invest in other securities or investments desirable for the Trust, or in any kind of investment fund (including any common trust fund maintained by the Trustee), or Trust Assets may be held temporarily in cash.

              (3) The Committee shall have the responsibility and liability for the prudence of investments directed by it under this Paragraph B. The Committee may delegate to the Trustee the responsibility for investing Trust Assets other than Company Stock.

              (4) The Trustee may invest and reinvest the Trust Assets, or any part thereof, in any one or more investment trust funds regularly maintained by the Trustee for common investment of trust funds, the Declaration of Trust therefore being made hereby a part of this Trust Agreement, and notwithstanding any other provisions hereof, the Trustee may commingle said investment with assets similarly invested by trusts similar hereto, by investing the same as a part of one or more of such investment trust funds, all according to said Declarations of Trust as now constituted and as amended from time to time.

              (5) In the event that the Committee directs the Trustee to dispose of any Company Stock held as Trust Assets, under circumstances which require registration and/or qualification of the securities under applicable Federal or state securities laws, then the Company, at its own expense, will take, or cause to be


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taken, any and all such actions as may be necessary or appropriate to effect such registration and/or qualification.

              (6) Notwithstanding the foregoing provisions of this Paragraph B and the provisions of Paragraph C, the initial acquisition of Company Stock by the Trust (using the proceeds of an Acquisition Loan from the Company) and the incurring of the initial Acquisition Loan shall be effected by the Trustee (without directions from the Committee) based upon the Trustee's determination (in the exercise of its reasonable judgment) that such transaction is in the best interests of Participants and is in compliance with all applicable provisions of the Code and ERISA.

         C. Trustee's Powers. As directed by the Committee, the Trustee shall have the authority and power to:

              (1) contract or otherwise enter into transactions for the purpose of acquiring or selling Company Stock, including transactions with the Company or any Company shareholder, subject to the provisions of Section 5(a) and (e) of the Plan;

              (2) borrow from any lender (including the Company and affiliates of the Trustee) to finance the acquisition of Company Stock, giving its note as Trustee with such reasonable interest and security for the loan as may be appropriate or necessary; provided that any such borrowing shall comply with the provisions of Section 5(b) of the Plan;

              (3) vote any stocks (including Company Stock as provided in Section 8 of the Plan), bonds or other securities held


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in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy;

              (4) sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to, any Trust Assets at public or private sale;

              (5) give general or specific proxies or powers of attorney with or without powers of substitution;

              (6) participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities;

              (7) exercise any options, subscription rights and conversion privileges with respect to any Trust Assets;

              (8) sue, defend, compromise, arbitrate or settle any suit or legal proceeding or any claim due it or on which it may be liable;

              (9) exercise any of the powers of an owner with respect to the Trust Assets;

              (10) perform all acts which the Trustee shall deem necessary or appropriate and exercise any and all powers and authority of the Trustee under this Agreement.

         The Committee may authorize the Trustee in writing to act on any matter (or class of matters) with respect to which directions or instructions from the Committee are called for hereunder without specific directions or other instructions from the Committee.

         D. Nominees. The Trustee may register any Company Stock or other property held by it as Trust Assets hereunder in its own


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name or in the name of its nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and may hold any securities in bearer form; but the books and records of the Trustee shall at all times reflect that all such investments are part of the Trust.

         E. Records. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions of the Trust, and all accounts, books and records relating thereto shall be open to inspection by any person designated by the Committee or the Company at all reasonable times. The Trustee shall maintain such records, make such computations and perform such ministerial acts as the Committee may from time to time reasonably request.

         F. Reports. Within a reasonable period of time after the last day of February of each Plan Year, or following the removal or resignation of the Trustee, and as of any other date specified by the Committee, the Trustee shall file a report with the Committee. This report shall show all purchases, sales, receipts, disbursements and other transactions effected by the Trustee during the year or period for which the report is filed, and shall contain an exact description, the cost as shown on the Trustee's books, and the fair market value as of the end of such period, of every asset held in the Trust and the amount and nature of each liability of the Trust. The Trustee may rely without liability upon the Fair Market Value of Company Stock determined by the Committee based upon a valuation by an independent appraiser.


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         G. Distributions. The Trustee shall make distributions from the Trust, at such times and in such amounts of Company Stock and/or cash, to the person entitled thereto under the Plan, as the Committee directs in writing. Any undistributed portion of a Participant's Capital Accumulation under the Plan shall be retained in the Trust until the Committee directs its distribution. If distribution is directed in Company Stock, the Trustee or the Committee shall cause the Company to issue an appropriate stock certificate to the person entitled thereto, to be delivered to such person by the Committee; provided that the Trustee and the Company shall comply with the provisions of the Plan relating to the repurchase of Company Stock by the Trust or by the Company. Any cash distribution shall be made by the Trustee's furnishing its check to the Committee for delivery to the Participant (or Beneficiary).

         H. Signatures. All communications required hereunder from the Company or the Committee to the Trustee shall be in writing signed by an officer of the Company or a member of the Committee authorized to sign on its behalf. The Committee shall authorize one or more of its members to sign on its behalf all communications required hereunder between the Committee and the Trustee. The Company shall at all times keep the Trustee advised of the names and specimen signatures of all members of the Committee and the individuals authorized to sign communications on behalf of the Committee. The Trustee shall be fully protected in relying on any such communication and shall not be required to verify the accuracy or validity thereof unless it has reasonable grounds to


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doubt the authenticity of any signature. If, after request, the Trustee does not receive instructions from the Committee on any matter in which instructions are required hereunder, the Trustee shall act or refrain from acting as it may determine. Except as otherwise specifically required by applicable law, the Committee may sign any and all documents on behalf of the Plan and the Trust.

         I. Expenses. The reasonable expenses incurred by the Trustee in the performance of its duties, and all other proper administrative costs of the Plan and Trust (including Trustee's fees), shall be charged to and paid out of the Trust Assets. However, the Company may pay all or any portion of such expenses. The Trustee shall be entitled to such reasonable compensation for its services as may be agreed upon in writing from time to time between the Company and the Trustee.

         J. Liability of Trustee. The Trustee shall not be liable for any action it takes or refrains from taking in accordance with proper directions of the Committee. The Trustee shall not be required to pay interest on any portion of the Trust Assets which is held uninvested at the direction of the Committee. The Company shall fully indemnify the Trustee and hold it harmless from loss or liability, including reasonable legal fees, which the Trustee sustains in discharging its duties and responsibilities under this Agreement, unless such loss or liability results from the Trustee's breach of fiduciary responsibility under ERISA. This would include any nonrecoverable consideration paid to acquire Company Stock from, or not received in selling Company


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Stock to, a "party in interest" or "disqualified person," which amount was later determined part of "adequate consideration" or in excess thereof by the Internal Revenue Service or other governmental authority.

         K. Amendment and Termination. The Company (through its Board of Directors) shall have the right at any time, by an instrument in writing, duly executed and delivered to the Trustee, to modify, alter or amend this Agreement, in whole or in part, and to terminate the Plan and Trust, in accordance with the express provisions of Section 19 of the Plan. In no event, however, shall any such amendment increase the duties, powers or liabilities of the Trustee hereunder without its prior written consent.

         L. Non-Reversion. Subject to the provisions of Paragraph K above and Sections 4(d) and 19 of the Plan, this Trust is declared to be irrevocable, and at no time shall any part of the Trust Assets revert to the Company or be used for, or be diverted to, purposes other than for the exclusive benefit of Participants (and their Beneficiaries). However, the Company may, by notice in writing to the Trustee, direct that all or part of the Trust Assets be transferred to a successor trustee under a trust which is for the exclusive benefit of such Participants (and their Beneficiaries) and which satisfies the requirements of Section 401(a) of the Code; and thereupon the Trust Assets, or any part thereof, shall be paid over, transferred or assigned to said successor trustee, free from the Trust created hereunder; provided, however, that no part of the Trust Assets may be used to


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pay contributions of the Company under any other plan maintained for the benefit of its Employees.

         M. Resignation or Removal of Trustee. The Trustee may resign at any time upon 60 days' written notice to the Company. The Trustee may be removed at any time by the Company upon 30 days' written notice to the Trustee. The person to whom notice is to be given may agree to waive the requirement of written notice or to a shorter period of notice. Upon receipt of instructions or directions from the Company or the Committee with which the Trustee is unable or unwilling to comply, the Trustee may resign, upon notice in writing to the Company given within a reasonable time under the circumstances then prevailing after the receipt of such instructions or directions; and notwithstanding any other provisions hereof, in that event the Trustee shall have no liability to the Company, or to any Participant (or Beneficiary), for failure to comply with such instructions or directions.

         Upon resignation or removal of the Trustee, the Company's Board of Directors shall appoint a successor trustee or trustees. The successor trustee shall have the same powers and duties as are conferred upon the Trustee hereunder, and the Trustee shall assign, transfer and pay over to the successor trustee all the Trust Assets, together with such records or copies thereof as may be necessary to the successor trustee.

         N. Definition. The definition of certain terms in the Plan shall apply to this Agreement wherever applicable. Each gender includes the other, and the singular includes the plural.


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         O. Acceptance. The Trustee hereby accepts this Trust and agrees to hold the initial Trust Assets, and all additions and accretions thereto, subject to all the terms and conditions of the Plan and this Agreement. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity thereof shall not affect the remaining provisions of this Agreement, but shall be fully severable, and the Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

         P. Conflict Between Plan and Trust Agreement. If there is a conflict between the terms of the Plan and this Agreement, the terms of this Agreement shall be controlling with respect to the Trustee's powers, rights, duties and liabilities.


         IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be executed on this 23rd day of April, 1996.


MEADE INSTRUMENTS CORP.                WELLS FARGO BANK, N.A.



By /s/ JOHN C. DIEBEL                  By /s/
  --------------------------------       --------------------------------
       Chairman & CEO


By /s/ STEVE MURDOCK                   By /s/
  --------------------------------       --------------------------------
       President



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